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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-28226, 33-17119, 33-7369) and the Registration Statements on Forms S-8 (Nos. 33-46460, 33-482273, 33-99372) of SyQuest Technology, Inc. of our report dated December 29, 1997, except for Note 14, paragraph 3 which is as of February 17, 1998, appearing on page 30 of this Form 10-K, Amendment No. 1.


/s/ PRICE WATERHOUSE LLP
San Jose, California
February 24, 1998